U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EASTERLY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-3864814
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

138 Conant Street Beverly, MA	01915
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-203975
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one-half of one Warrant

Common Stock, par value $0.0001 per share

Warrants, each whole Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share

The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:	None

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, par value $0.0001 per share, and warrants of Easterly Acquisition Corp. (the “Registrant”). The description of the units, common stock, and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-203975), originally filed with the Securities and Exchange Commission on May 7, 2015, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on July 22, 2015).
3.3	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on May 7, 2015).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on July 2, 2015).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on June 12, 2015).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on June 12, 2015).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on July 22, 2015).
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.5 filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on July 15, 2015).
10.6	Form of Registration Rights Agreement between the Registrant and certain security holders (Incorporated by reference to Exhibit 10.6 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203975), filed with the Securities and Exchange Commission on June 12, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EASTERLY ACQUISITION CORP.

Date: July 29, 2015	By: /s/ Avshalom Kalichstein Name: Avshalom Kalichstein Title: Chief Executive Officer